                                EXHIBIT 99.1(1)

             Resolution of the Board of Directors of the Depositor
              dated November 22, 1989 and copies of the Memoranda
                concerning Pacific Select Exec Separate Account
                    dated May 12, 1988 and January 26, 1993

                            SECRETARY'S CERTIFICATE

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY



RESOLVED, that the Board of Directors of this Corporation hereby authorizes this Corporation to obtain approval from the appropriate regulatory authorities of an amendment to its Certificate of Authority to issue Variable Life Insurance Policies ("Policies"); and

RESOLVED FURTHER, that the Board of Directors of this Corporation hereby authorizes and directs the establishment of Separate Accounts ("Separate Accounts") that may be required to which the amounts received by this Corporation in connection with the sale of the Policies shall be allocated; and

RESOLVED FURTHER, that within the Separate Accounts there may be a number of Variable Accounts with different investment policies and objectives into which a policyowner may direct his interests in the Separate Accounts and the Variable Accounts; and

RESOLVED FURTHER, that the Separate Accounts are to be established and maintained in accordance with the provisions of Section 10506 of the California Insurance Code and the regulations promulgated under that Section; and

RESOLVED FURTHER, that any Officer of this Corporation is authorized and directed to take whatever action may be necessary or advisable to establish and maintain such Separate Accounts and to register, file, or qualify the Policies for sale, including, but not limited to, determining the states or other jurisdictions in which necessary or advisable action shall be taken to qualify, file, or register the Policies for sale, performing any and all acts as such Officer deems necessary or advisable to comply with the applicable laws of any such state or jurisdiction including making any required filings with the California Insurance Department or any other regulatory authority in California or any other regulatory authority in any state or jurisdiction having jurisdiction over the insurance activities of the Company or over the Policies; performing any and all acts as such Officer deems necessary or advisable to comply with the applicable laws of the United States including, but not limited to, preparing and filing registration statements with the Securities and Exchange Commission to register the Policies or interests therein under the Securities Act of 1933 and the Investment Company Act of 1940 and to register the Separate Account under the Investment Company Act of 1940, and to file an exemptive application if necessary or advisable under the Investment Company Act of 1940 and to make such other filings or seek any interpretations that are necessary or advisable from the Securities and Exchange Commission or any other agency of the United States Government; or making any filings, seek any interpretations, or make other submissions that such Officer deems necessary or advisable with other regulatory authorities having jurisdiction over the offer and sale of the Policies; and to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, powers of attorneys, and appointments of agents for service of process, and the paying of all necessary fees and expenses as in such officer's judgment may be necessary or advisable.

                                 *****

I, AUDREY L. MILFS, do hereby certify that I am the duly elected, qualified and acting Secretary of Pacific Mutual Life Insurance Company, a California corporation, and I do hereby further certify that the foregoing is a true and correct copy of a resolution adopted at a meeting of the Executive Committee of the Board of Directors of said corporation held on November 20, 1986, at which a quorum was present and voted in favor thereof, and that said resolution has not been revoked or amended and is now in full force and effect.

Dated this 11th day of May, 1988.
           ----        ---



                                 /s/ AUDREY L. MILFS
                                 Audrey L. Milfs, Secretary

OFFICE MEMORANDUM
DATE
                                 May 12, 1988
TO
                                 Harry G. Bubb
FROM
                                 Clement B. Penrose
SUBJECT
                                 PACIFIC SELECT EXEC SEPARATE ACCOUNT


RECOMMENDATION:
--------------

That you authorize the establishment of the Pacific Select Exec Separate Account, as requested in the attached May 11, 1988 memo from Ms. Ledger and Mr. Hezzelwood.

WHY RECOMMENDATION IS SUBMITTED AT THIS TIME:
--------------------------------------------

Documentation of this authorization must accompany the registration filing about to be made with the Securities and Exchange Commission for the Pacific Select Exec Individual Flexible Premium Variable Life Insurance Policy.

BACKGROUND:
----------

General Management has approved the development of a second variable life product, Pacific Select Exec Individual Flexible Premium Life Insurance Policy. Amounts received by Pacific Mutual in connection with the sale of this new product will be allocated to the Pacific Select Exec Separate Account, and among its eight subaccounts, at the policyowners' direction.

On November 20, 1986, the Board of Directors of Pacific Mutual adopted a resolution authorizing any officer of the corporation to take whatever action is necessary to establish and maintain Separate Accounts which may be required in connection with variable life insurance policies. Outside counsel for our variable life products recommends that this authorization for the new Separate Account be obtained from the Chief Executive Officer of Pacific Mutual.

OTHERS CONSULTED:
----------------

Mr. Joanning concurs in this recommendation.

Clement B. Penrose
mva

cc:  Mr. Joanning

                                 Establishment of

                                 Pacific Select Exec Separate Account
                                 Is Authorized:

                                 /s/ HARRY G. BUBB            5/12/88
                                 Harry G. Bubb                   Date
                                 Chief Executive Officer

OFFICE MEMORANDUM
DATE    January 26, 1993
TO    Mr. Thomas C. Sutton
FROM  Arthur Kesselhaut
SUBJECT  Pacific Select Exec Separate Account Variable Life Products

RECOMMENDATION:

That you authorize that, in addition to the Pacific Select Exec Flexible Premium Variable Life Insurance policy, the Pacific Select Exec Separate Account may be used in connection with additional variable life insurance products that Pacific Mutual may develop and establish.

WHY RECOMMENDATION IS REQUESTED:

Documentation of this authorization must accompany variable life insurance product registration filings made with the Securities and Exchange Commission and the California Insurance Department.

BACKGROUND:

On November 20, 1986 and on November 22, 1989, the Board of Pacific Mutual Life Insurance Company adopted resolutions authorizing any Officer of the Corporation to take whatever action necessary to establish and maintain Separate Accounts and to register, file or qualify variable life insurance policies for sale. The Pacific Select Exec Separate Account was established pursuant to the November 20, 1986 resolution and a Memorandum dated May 12, 1988.

The original authorization for the Pacific Select Exec Separate Account referred specifically to the Pacific Select Exec Flexible Premium Variable Life Insurance product, however, Pacific Mutual intends to develop and establish additional variable life insurance products that may utilize the Pacific Select Exec Separate Account.

OTHERS CONSULTED:

Mr. Lynn Miller and Ms. Sharon Cheever concur in this recommendation.

AUTHORIZATION:

On behalf of Pacific Mutual Life Insurance Company, the Pacific Select Exec Separate Account is hereby authorized to be used in connection with additional variable life insurance products that Pacific Mutual may develop and establish.

/s/ THOMAS C. SUTTON
Thomas C. Sutton
Chairman & Chief Executive Officer